UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2007
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification Number)
incorporation)

4211 South 102nd Street	68127
Omaha, Nebraska	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
In a notice dated May 29, 2007, TD AMERITRADE Holding Corporation notified its directors and executive officers that, in connection with the planned transition of service providers for the TD AMERITRADE 401(k) Profit Sharing Plan (the “Plan”), a blackout period with respect to the Plan will be in effect beginning July 9, 2007 and is expected to end on July 30, 2007. During the blackout period, participants under the Plan will be unable to direct or diversify their investments in the Plan, including accounts that hold TD AMERITRADE common stock, and will not be able to make a contribution change, obtain or pay off a loan, make a withdrawal or receive a distribution.
During the blackout period, each director and executive officer is prohibited from, directly or indirectly, purchasing, selling, acquiring or transferring any equity or derivative security acquired in connection with service or employment as a director or employee of TD AMERITRADE.
Information regarding the blackout period may be obtained by contacting the General Counsel, Ellen Koplow, 6940 Columbia Gateway Drive, Columbia, MD, 21046, at 800-258-0816.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: May 29, 2007	By:	/s/ William J. Gerber
		Name:	William J. Gerber
		Title:	Chief Financial Officer